Exhibit 99.1

    NPTest Reports Results for Fourth Quarter And Fiscal Year 2003

   SAN JOSE, Calif.--(BUSINESS WIRE)--Jan. 27, 2004--NPTest Holding Corporation ("NPTest" or the "Company", Nasdaq:NPTT), a leading provider of test and diagnostic products and services for the semiconductor industry, reported its financial results for the fourth quarter and fiscal period ended December 31, 2003. NPTest Holding Corporation was incorporated on June 20, 2003 for the purpose of acquiring NPTest, Inc. from Schlumberger Limited and did not have any operations prior to July 29, 2003. All financial data for periods prior to July 29, 2003 are derived from the combined financial statements of NPTest Inc., as included in the Company's Form S-1 registration statement filed with the SEC.
   Revenues for the quarter were $55.0 million, up 11% from $49.5 million in the fourth quarter 2002. Net loss attributable to common shareholders was $68.9 million, or $5.94 per share on a GAAP basis, versus a net profit of $5.7 million in the fourth quarter 2002. The net loss this quarter included special charges of $74.4 million associated with the acquisition of NPTest, Inc. by NPTest Holding Corporation from Schlumberger in July, and the subsequent initial public offering (IPO) in December. On a non GAAP basis the operating loss was $3.2 million and net loss was $1.4 million for the quarter.
   For calendar year 2003, revenues were $231.1 million compared to $243.5 million in fiscal year 2002. Net loss attributable to common shareholders was $81.5 million. The net loss in 2003 included special charges of $96.0 million associated with the Acquisition and IPO. On a non GAAP basis the operating income was approximately $600,000 and net income was $2.1 million for the year.
   The Company finished the year with $93.7 million in cash and no debt. NPTest Inc. had a cash balance of $4.3 million at June 30, 2003. This increase in cash balance at the end of the year included $61.9 million from the proceeds of the IPO with the balance primarily from cash generated by the Company.
   "We successfully completed our IPO in December, resulting in an improved capital structure for the company," commented Ashok Belani, NPTest president and chief executive officer. "We achieved significant results against our strategic objectives in 2003, including the launch of our new test platform--Sapphire NP, the diversification of our customer base, and maintaining an operating profit and generating cash during the industry down cycle. Sapphire NP has already created opportunities with both existing and new customers, with several systems already shipped and more in backlog." Belani concluded, "We are very optimistic about the outlook for NPTest in 2004."

   Conference Call/Webcast Details

   NPTest will hold its conference call to discuss these results today, Tuesday January 27, 2004, at 4.30pm ET. The call will be simulcast via the NPTest web site at www.nptest.com under the "Investor Relations - Events" section. A replay of the call will be available via phone and web site through February 10, 2004. The replay number is (800) 642-1687 - or (706) 645-9291 for outside the U.S. and
Canada - passcode is 5034323. A replay will also be available on the NPTest web site www.nptest.com under the Investor Relations Events section.

   About NPTest

   NPTest designs, develops and manufactures advanced semiconductor test and diagnostic systems and provides related services for the semiconductor industry. NPTest customers include integrated device manufacturers, foundries, fabless companies and assembly and test subcontractors worldwide. NPTest products and services enable companies to bring their increasingly complex integrated circuits, or ICs, to market faster at lower cost and without compromising IC quality. The NPTest business traces its history back to 1965 when Fairchild Semiconductor established an automated test equipment division. NPTest is headquartered in San Jose, California, USA. Additional information is available at www.nptest.com.

   GAAP vs non GAAP Results

   In addition to disclosing results that are determined in accordance with GAAP, NPTest also discloses non GAAP results of operations that exclude certain charges and credits. NPTest reports non GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non GAAP measure helps indicate underlying trends in the NPTest business, and management uses non GAAP measures to plan and forecast future periods, and to establish operational goals. Earnings guidance is being provided on a GAAP basis. Non GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore non GAAP information may not be comparable across companies, as other companies may use different non GAAP adjustments.

   Safe Harbor Statement

   Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing utilization, fluctuations in customer demand, raw material costs and availability, timing and success of new products, competitive conditions in the semiconductor industry, and risks associated with international operations including fluctuations in foreign currencies. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in the Company's Form S-1 registration statement filed with the SEC. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

   In the following tables and text, all numbers are denoted in thousands unless otherwise indicated.

Table 1. Condensed Consolidated Statement of Operations (GAAP)
-------------------------------------------------------------

                                                         Period from
                                                         June 20 (date
                                       Three Months      of inception)
                                         Ending        to December 31,
Dollars in Thousands, except           December 31,
 for per share amounts               2003       2002         2003
                                    NPTest     NPTest,
                                    Holding      Inc.

Net revenue                        55,011       49,543      101,193
Cost of net revenue                43,206       30,640       75,134
   Gross Margin                    11,805       18,903       26,059

Operating expenses
   Research and development        10,316       10,323       18,590
   In-process research and
    development                         0            0        5,000
   Selling, general and
    administrative                 18,020       10,503       26,313
   Gain on curtailment of
    pension and employee
    benefits                            0       (8,667)           0
     Total operating
      expenses                     28,336       12,159       49,903

Operating income (loss)           (16,531)       6,744      (23,844)

Interest income (expense),
 net                               (8,031)           0       (9,369)
Exchange gain (loss), net            (245)         (97)        (486)
Total Other Inc./(Exp)             (8,276)         (97)      (9,855)

Income (Loss) Before Taxes        (24,807)       6,647      (33,699)

Income tax benefit (expense)        8,982         (990)      10,473

Income (Loss) After Taxes         (15,825)       5,657      (23,226)

Dividend on Cumulative
 Redeemable Preferred Stock       (53,072)           0      (54,528)

Net income (loss)
 attributable to Common
 Shares                           (68,897)       5,657      (77,754)

Basic and diluted net loss
 per common share                  ($5.94)           -      ($10.51)

Weighted average shares in
 net loss per share
 calculation                   11,600,926            -    7,395,308

The following is a reconciliation of GAAP net loss to non GAAP net income (loss):

GAAP Loss before income tax       (24,807)       6,647
Dividend on Cumulative
 Redeemable Preferred Stock       (53,072)           0
GAAP Loss before income tax
 with impact of charge
 related to Cumulative
 Redeemable Preferred Stock       (77,879)       6,647

(1) Interest and charges on
 Cumulative Mandatory              53,072            0
 Redeemable Preferred Stock
(2) Interest Expense and
 financing cost on $75M term
 loan.                              5,720            0
(3) Advisory Fees                   5,419            0
(4) Amortization of
 Identified Intangibles             5,266            0
(5) Amortization of tangible
 assets written up to market        1,761            0
(6) IPO Charges not
 capitalized against IPO
 proceeds                             727            0
(7) Interest and charges on
 Mandatory Redeemable
 Preferred Shares.                  2,318            0
(8) Divestiture & Retention
 Bonuses Paid                         125            0
(9) Gain on curtailment                 0       (8,667)
(10) Write-off of In-Process
 Technology                             0            0

Subtotal Changes                   74,408       (8,667)

non GAAP Income (Loss)
 before income tax                 (3,471)      (2,020)

non GAAP income tax Expense
 (Benefit)                          2,024          927

non GAAP Net Income (Loss)         (1,447)      (1,093)


Table 2. Condensed Consolidated Statement of Operations (GAAP)
--------------------------------------------------------------

                                  A(GAAP) B(GAAP) Combined NPTest,Inc.
                                  NPTest, NPTest   (A+B)      12
                                   Inc.   Holding            months
Dollars in Thousands, except for   Jan 1  June 20   Jan 1    ended
 per share amounts                  to      to       to      Dec 31,
                                  July 29  Dec 31,  Dec 31
                                   2003     2003     2003     2002

Net revenue                       129,870  101,193  231,063  243,491
Cost of net revenue                80,629   75,134  155,763  148,193
     Gross Margin                  49,241   26,059   75,300   95,298

Operating expenses
   Research and development        29,017   18,590   47,607   36,573
   Inprocess research and
    development                         0    5,000    5,000        0
   Selling, general and
    administrative                 27,877   26,313   54,190   49,652
   Gain on curtailment of pension
    and employee benefits               0        0        0   (8,667)
     Total operating expenses      56,894   49,903  106,797   77,558

Operating income (loss)            (7,653) (23,844) (31,497)  17,740

Interest income (expense), net          0   (9,369)  (9,369)       0
Exchange gain (loss), net            (473)    (486)    (959)  (1,147)
Total Other Inc./(Exp)               (473)  (9,855) (10,328)  (1,147)

Income (Loss) Before Taxes         (8,126) (33,699) (41,825)  16,593

Income tax benefit (expense)        4,355   10,473   14,828   (2,117)

Income(Loss) After Taxes           (3,771) (23,226) (26,997)  14,476

Dividend on Cumulative Redeemable
 Preferred Stock                        0  (54,528) (54,528)       0

Net income (loss) attributable to
 Common Shares                     (3,771) (77,754) (81,525)  14,476


The following is a reconciliation of GAAP net loss to non
 GAAP net income (loss):

GAAP Loss before income tax                         (41,825)  16,593
Dividend on Cumulative Redeemable
 Preferred Stock                                    (54,528)       0
GAAP Loss before income tax with impact of charge (96,353) 16,593 related to Cumulative Redeemable Preferred Stock

(1) Interest and charges on Cumulative
    Mandatory Redeemable Preferred Stock             54,528        0
(2) Interest Expense and financing cost on $75M
    term loan.                                        6,353        0
(3) Advisory Fees                                     5,764        0
(4) Amortization of Identified
    Intangibles                                       8,058        0
(5) Amortization of tangible assets
    written up to market                              4,686        0
(6) IPO Charges not capitalized against
    IPO proceeds                                        727        0
(7) Interest and charges on Mandatory Redeemable
    Preferred Shares.                                 3,031        0
(8) Divestiture & Retention
    Bonuses Paid                                      7,884        0
(9) Gain on curtailment                                   0   (8,667)
(10) Write-off of In-Process
     Technology                                       5,000        0

Subtotal Changes                                     96,031   (8,667)

non GAAP Income (Loss) before income tax               (322)   7,926

non GAAP income tax Expense (Benefit)                 2,457     (357)

non GAAP Net Income (Loss)                            2,135    7,569



Table 3. Condensed Consolidated Statement of Operations (non GAAP)
-----------------------------------------------------------------
                                                               Twelve
                                   Three Months  Ref: Table2,  months
                                      Ending        col.3      ended
Dollars in Thousands, except       December 31,    Jan 1 to   December
 for per share amounts                              Dec 31       31,
                                   2003     2002     2003       2002
non GAAP financials as            NPTest   NPTest,             NPTest,
adjusted for special charges:     Holding   Inc.                Inc.


Net revenue                         55,011  49,543  231,063  243,491
Cost of net revenue                 36,242  30,640  141,363  148,193
   Gross Margin                     18,769  18,903   89,700   95,298

Operating expenses
   Research and development         10,316  10,323   45,377   36,573
   Selling, general and
    administrative                  11,686  10,503   43,701   49,652
     Total operating expenses       22,002  20,826   89,078   86,225

Operating income (loss)             (3,233) (1,923)     622    9,073

Interest income (expense), net           7       0       15        0
Exchange gain (loss), net             (245)    (97)    (959)  (1,147)
Total Other Inc./(Exp)                (238)    (97)    (944)  (1,147)

Income (Loss) Before Taxes          (3,471) (2,020)    (322)   7,926

Income tax benefit (expense)         2,024     927    2,457     (357)

Income(Loss) After Taxes            (1,447) (1,093)   2,135    7,569

Basic and Diluted net income
 (Loss) per common shares            (0.12)

Weighted average shares in net
 loss per share calculation     11,600,926

   4th Quarter Activity

   (1) The charge for accelerated amortization of issuance costs and the Beneficial Conversion Feature associated with exchanging the convertible mandatory redeemable preferred stock of NPTest Holding Corporation for our common stock of approximately $53,072 includes:

   -- $51,761 in accretion of financing costs and BCF; and -- $1,311 in dividends through December 16, 2003.

   In the GAAP Statement of Operations, the $53,072 charge is reported in its own line under Dividend on Convertible Mandatory
Redeemable Preferred Stock.

   (2) The charge for the accelerated amortization of deferred financing costs plus any accrued Interest from October 1, 2003 through December 16, 2003 the repayment of our $75.0 million term loan of $5,720 includes:

   -- $5,280 in accelerated amortization of deferred financing costs;
       and
   -- $440 in accrued interest from October 1, 2003.

   In the GAAP Statement of Operations, the $5,720 charge is classified as Interest Expense.

   (3) The charge for advisory fees of approximately $5,419 includes:

   -- $5,000 in a one time payment due under the amended Advisory
       Agreement; and
   -- $419 as the amount due in the period under the pre-existing
       Advisory Agreement.

   In the GAAP Statement of Operations, the $5,419 charge is included in the line Selling, General & Administrative expenses.

   (4) The charge for the amortization of identifiable intangible assets of $5,266 includes:

   -- $4,709 in amortization of Backlog;
   -- $503 in amortization of core technology; and -- $54 in amortization of Customer Relationships.

   In the GAAP Statement of Operations, the $5,266 charge is included in the cost of net revenue.

   (5) The increase in the charge for depreciation of property plant and equipment as a result of our acquisition of NPTest, Inc. and the increase in cost of net product revenue resulting from the write-up to fair value of our inventory, totaling $1,761 included:

   --  $940 in increased inventory charges related to the write-up of work in process inventories;
   --  $568 in increased inventory charges related to the write-up of
        Finished Goods Inventories;
   --  $103 in increased inventory charges related to the write-up of
        Spare Parts Inventories; and
   -- $150 in depreciation of the write-up of plant property & equipment as a result of the acquisition.

   In the GAAP Statement of Operations, $1,698 of this charge is included in the cost of net revenue and $63 is included in Selling, General & Administrative expenses.

   (6) The charge for accounting, legal and other expenses related to the IPO (not capitalized against the proceeds of the IPO) of $727 include:

   --  $494 in accounting services;
   --  $180 in tax consulting services;
   --  $36 in Legal Services; and
   --  $17 in Other Services.

   In the GAAP Statement of Operations the $727 charge was included in Selling, General & Administrative expenses.

   (7) The charge for dividends and accretion on the mandatory redeemable preferred stock of NPTest Capital Corporation of $2,318 was charged to interest expense included:

   --  $1,336 in accelerated amortization of deferred financing costs; and
   --  $982 in accrued interest from October 1, 2003 to December 16,
        2003.

   In the GAAP Statement of Operations, the $2,318 was included in interest income (expense) net.

   (8) The charge for the amortization of a retention bonus of $125 was included in Selling, General & Administrative expenses (see note
8. below for the year activity).

   (9) The gain on the curtailment of pension and employee benefits recognized in the fourth quarter of 2002 resulted when Schlumberger terminated the participation of NPTest, Inc. employees in both the Schlumberger Pension Plan and the US Group Health Care Plan and Trust effective December 31, 2002. Upon termination of NPTest, Inc.'s participation, Schlumberger also assumed the liabilities as of December 31, 2002 relating to these plans and any future obligations relating to these liabilities. NPTest Inc. therefore recorded a curtailment gain of $8.667 as of December 31, 2002.

   In the GAAP Statement of Operations, the $8,667 gain was reported in its own line titled Gain on Curtailment of Pension and Employee Benefits.

   Year Activity

   (1) The charge for accelerated amortization of issuance costs and the Beneficial Conversion Feature associated with exchanging the convertible mandatory redeemable preferred stock of NPTest Holding Corporation for our common stock of approximately $54,528 includes:

   --  $52,161 in accretion of financing costs and Beneficial
        Conversion Feature; and
   --  $2,367 in dividends through December 16, 2003.

   In the GAAP Statement of Operations, the $54,528 charge is reported in its own line under Dividend on Convertible Mandatory
Redeemable Preferred Stock.

   (2) The charge for the accelerated amortization of deferred financing costs plus any accrued interest from October 1, 2003 through the repayment of our $75.0 million term loan of $6,353 includes:

   --  $5,575 in accelerated amortization of deferred financing costs; and
   --  $778 in accrued interest from October 1, 2003.

   In the GAAP Statement of Operations, the $6,353 charge is classified as Interest Expense.

   (3) The charge for advisory fees of approximately $5,764 in advisory fees includes:

   --  $5,000 in a one time payment due under the amended Advisory
        Agreement; and
   --  $764 as the amount due in the period under the pre-existing
        Advisory Agreement.

   In the GAAP Statement of Operations, the $5,764 charge is included in the line Selling, general and administrative expenses.

   (4) The charge for the amortization of identifiable intangible assets of $8,058 includes:

   --  $7,117 in amortization of Backlog;
   -- $850 in amortization of Core Technology; and -- $91 in amortization of Customer Relationships.

   In the GAAP Statement of Operations, the $8,058 charge is included in cost of net revenue.

   (5) The increase in the charge for depreciation of property plant and equipment as a result of our acquisition of NPTest, Inc. and the increase in cost of net product revenue resulting from the write-up to fair value of our inventory, totaling $4,686 included:

   --  $3,084 in increased inventory charges related to the write-up of Work in Process Inventories;
   --  $1,013 in increased inventory charges related to the write-up of Finished Goods Inventories;
   --  $388 in increased inventory charges related to the write-up of Spare Parts Inventories; and
   -- $201 in depreciation of plant property & equipment related to the write-up of Plant Property & Equipment.

   In the GAAP Statement of Operations, $4,580 is included in cost of net revenue and $106 is included in Selling General and Administrative expenses.

   (6) The charge for accounting, legal and other expenses related to the IPO (not capitalized against the proceeds of the IPO) of $727 include:

   --  $494 in accounting services;
   --  $180 in tax consulting services;
   --  $36 in Legal Services; and
   --  $17 in Other Services.

   In the GAAP Statement of Operations, $727 was included in Selling, General & Administrative expenses.

   (7) The charge for dividends and accretion on the mandatory redeemable preferred stock of NPTest Capital Corporation of $3,031 was charged to interest expense and included:

   --  $1,545 in accelerated amortization of deferred financing costs; and
   --  $1,486 in accrued interest from October 1, 2003

   In the GAAP Statement of Operations, the $3,031 was included in interest income (expense) net.

   (8) The charge for the payment of divestiture bonuses and the amortization of a retention bonus totaling $7,884 included:

   --  $7,673 in Divestiture Bonuses; and
   --  $211 in the amortization of a retention bonus.

   In the GAAP Statement of Operations, $1,762 was charged to cost of net revenue, $2,230 was charged to Research and Development and $3,892 was charged to Selling, General & Administrative expenses.

   (9) The gain on the curtailment of pension and employee benefits recognized in the fourth quarter of 2002 resulted when Schlumberger terminated the participation of NPTest, Inc. employees in both the Schlumberger Pension Plan and the US Group Health Care Plan and Trust effective December 31, 2002. Upon termination of NPTest, Inc.'s participation, Schlumberger also assumed the liabilities as of December 31, 2002 relating to these plans and any future obligations relating to these liabilities. NPTest Inc. therefore recorded a curtailment gain of $8,667 as of December 31, 2002.

   In the GAAP Statement of Operations, the $8,667 gain was reported in its own line titled Gain on curtailment of pension and employee benefits.

   (10) The one-time charge related to the write-off of in-process research and development in total year 2003 of $5.0 million was included in research and development.

Table 4. Condensed Consolidated Balance Sheet
---------------------------------------------

          (in $ thousands)                              December 31,
                                                       --------------
                                                            2003
Assets
Current Assets:
 Cash and cash equivalents                                 93,723
 Accounts receivable, net of allowance for
  doubtful accounts                                        53,185
 Inventory                                                 90,143
 Deferred income taxes                                     36,652
 Prepaid expenses and other current assets                 11,620
                                                    --------------
   Total Current Assets                                   285,323

Property, plant and equipment, net                         24,378
Goodwill                                                    8,649
Intangible assets                                          17,243
Deferred Financing costs                                        -
Other assets                                                  459
                                                    --------------

   Total Assets                                          $336,052
                                                    --------------

Liabilities and Stockholders' Equity
Current Liabilities:
 Accounts payable                                          17,638
 Accrued liabilities                                       33,710
 Income taxes payable                                       2,505
                                                    --------------
   Total Current Liabilities                               53,853

Deferred income taxes                                       6,689
                                                    --------------
   Total Liabilities                                       60,542
                                                    --------------

Common stock, par value $.001 per share                        40
Other comprehensive income (loss)                             (60)
Additional paid-in capital                                353,284
Retained earnings/(accumulated deficit)                   (77,754)
                                                    --------------
Total Stockholders' equity                                275,510
                                                    --------------

   Total liabilities and stockholders' equity            $336,052



   NPTest and Sapphire NP are trademarks of NPTest registered or by application with the Patent and Trademark Office, in the U.S. and in other countries.

    CONTACT: NPTest, Inc.
             Colin Ritchie, 408-586-6740 (Investor Relations) critchie@nptest.com